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                                     EXHIBIT 99.2

                                 TRANSMITTAL LETTERS


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XXXX xx, 1997


Dear Member:

We are pleased to announce that Guaranty and Savings Homestead Association (the "Association") is converting from a federally chartered mutual savings association to a federally chartered stock savings association (the "Conversion"). In conjunction with the Conversion, GS Financial Corp., the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering.

Unfortunately, GS Financial Corp. is unable to either offer or sell its common stock to you because you reside in a state of the United States or in a foreign country with respect to which any of the following circumstances apply: (i) a small number of persons otherwise eligible to subscribe for shares reside in your state or foreign country; (ii) the granting of subscription rights or offer or sale of shares to you would require the Association, GS Financial Corp., or its employees to register, under the securities laws of your state or foreign country, as a broker or dealer or to register or otherwise qualify the shares for sale in your state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

However, as a member of the Association, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXX xx, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

You may attend the Special Meeting on XXXX xx, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Donald C. Scott
Chairman, President and Chief Executive Officer



THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.


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                                Charles Webb & Company
                                    A DIVISION OF
                            KEEFE, BRUYETTE & WOODS, INC.


To Members and Friends of
Guaranty and Savings Homestead Association
--------------------------------------------------------------------------------

Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Guaranty and Savings Homestead Association (the "Association") in its conversion from a federally chartered mutual savings association to a federally chartered stock savings association and the concurrent offering of shares of common stock by GS Financial Corp. (the "Company"), the newly formed corporation that will serve as holding company for the Association following the conversion.

At the request of the Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Company's common stock being offered to customers through XXXX xx, 1997. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 3798 Veterans Boulevard, Metairie, Louisiana or feel free to call the Stock Information Center at (504) 457-xxxx.

Very truly yours,


Charles Webb & Company



THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK.

-------------------- Investment Bankers and Financial Advisors ----------------

XXXX xx, 1997


Dear Member:

We are pleased to announce that Guaranty and Savings Homestead Association (the "Association") is converting from a federally chartered mutual savings association to a federally chartered stock savings association (the "Conversion"). In conjunction with the Conversion, GS Financial Corp., the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering to certain of our depositors and borrowers, and to our Employee Stock Ownership Plan pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. GS Financial Corp.'s Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for XXXX xx, 1997. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of the Association feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of the Association to become shareholders. Please remember:

     - Your accounts at the Association will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     - There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

     - Members have a right, but no obligation, to buy stock before it is offered to the public.

     - Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of GS Financial Corp., you must submit your Stock Order Form and Certification Form and payment prior to 0:00 p.m., Central Time, on XXXX xx, 1997.

If you have additional questions regarding the stock offering, please call us at
(504) 457-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m. or stop by the Stock Information Center located at 3798 Veterans Boulevard in Metairie, Louisiana.

Sincerely,



Donald C. Scott
Chairman, President and Chief Executive Officer




THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

XXXX xx, 1997


Dear Friend:

We are pleased to announce that Guaranty and Savings Homestead Association (the "Association") is converting from a federally chartered mutual savings association to a federally chartered stock savings association (the "Conversion"). In conjunction with the Conversion, GS Financial Corp., the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering. The sale of stock in connection with the Conversion will enable the Association to raise additional capital to support and enhance its current operations.

Because of your subscription rights as a former member of the Association, we are sending you the following materials which describe the stock offering.

          PROSPECTUS: This document provides detailed information about operations at the Association and the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER FORM AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:00 p.m., Central Time, on XXXX xx, 1997.

As a former member of the Association, you will have the opportunity to buy stock directly from GS Financial Corp. in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (504) 457-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m. or stop by the Stock Information Center at 3798 Veterans Boulevard in Metairie, Louisiana.

We are pleased to offer you this opportunity to become a charter shareholder of GS Financial Corp.

Sincerely,



Donald C. Scott
Chairman, President and Chief Executive Officer


THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

XXXXXX,1997



Dear Prospective Investor:

     We are please to announce that Guaranty and Savings Homestead Association (the "Association") is converting from a federally charted mutual savings association to a federally chartered stock savings association (the "Conversion"). In conjunction with the Conversion, GS Financial Corp., the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable the Association to raise additional capital to support and enhance its current operations.

     We have enclosed the following materials which will help you learn more about the merits of GS Financial Corp.'s common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about operations at the Association and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:00 p.m., XXXXXX, 1997.

     CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

     We invite our loyal customers and local community members to become charter shareholders of GS Financial Corp.. Through this offering you have the opportunity to buy stock directly from GS Financial Corp., without commission or fee. The board of directors and senior management of the Association fully support the stock offering.

     If you have additional questions regarding the Conversion and stock offering, please call us at (504) 457-XXXX, Monday through Friday from 9:00 a.m. to 4:00 p.m. or stop by the Stock Information Center located at 3798 Veterans Boulevard in Metairie, Louisiana.

Sincerely,



Donald C. Scott
Chairman, President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE ASSOCIATION INSURANCE FUND. THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.